                                  SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement.

[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

[X]  Definitive proxy statement.

[ ]  Definitive additional materials.

[ ]  Soliciting materials pursuant to Rule 14a-11(c) or Rule 14a-12.

                              UNITED BANCORP, INC.
                (Name of Registrant as Specified in Its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.

     (1)  Title of each class of security to which transaction applies:

          ______________________________________________________________________

     (2)  Aggregate number of securities to which transaction applies:

          ______________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ______________________________________________________________________

     (4)  Proposed maximum aggregate value of transaction:

          ______________________________________________________________________

     (5)  Total fee paid:

          ______________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ______________________________________________________________________

     (2)  Form, Schedule or Registration Statement No.:

          ______________________________________________________________________

     (3)  Filing Party:

          ______________________________________________________________________

     (4)  Date Filed:

          ______________________________________________________________________

                              UNITED BANCORP, INC.
                                  201 S. FOURTH
                            MARTINS FERRY, OHIO 43935

                                 March 22, 2006

To Our Shareholders:

     You are cordially invited to attend the Annual Meeting of the Shareholders to be held on Wednesday April 19, 2006, at 2:00 p.m. local time, at The Citizens Savings Bank's main office, 201 South Fourth Street, Martins Ferry, Ohio.

     The Annual Certified Audit of United Bancorp, Inc. is enclosed for your review prior to attending our Annual Meeting. We are pleased about our 2005 financial results that reflect the continued cooperation and dedication of our Directors, Officers and Staff.

     Payment of our regular first quarter cash dividend was made by separate mailing on March 20th. Whether or not you received your dividend check in a separate mailing is dependent upon your level of participation in our Dividend Reinvestment Plan, Direct Deposit Program or whether your stock is being held for you in a broker name. NO PAYMENT HAS BEEN INCLUDED WITH THIS MAILING OF OUR PROXY MATERIALS.

     It is important that your shares are voted, and we hope that you will attend the Annual Meeting. Please vote by executing and returning the enclosed form of Proxy or follow the instructions to vote electronically on the Internet or by phone.

                                        Very truly yours,


                                        /s/ James W. Everson
                                        ----------------------------------------
                                        James W. Everson
                                        Chairman, President and Chief Executive
                                        Officer

Enclosures

                              UNITED BANCORP, INC.
                         201 S. FOURTH AT HICKORY STREET
                            MARTINS FERRY, OHIO 43935

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 19, 2006

TO THE SHAREHOLDERS OF
UNITED BANCORP, INC.                                              March 22, 2006

     The Annual Meeting of Shareholders of United Bancorp, Inc. will be held at 201 South 4th, Martins Ferry, Ohio, April 19, 2006, at 2:00 p.m. local time for the purpose of considering and voting upon the following matters as more fully described in the Proxy Statement.

PROPOSALS:

     1.   ELECTION OF DIRECTORS - To elect THREE directors.

     2. OTHER BUSINESS - To transact any other business which may properly come before the meeting or any adjournment of it.

     Shareholders of record at the close of business on March 10, 2006 will be entitled to vote the number of shares held of record in their names on that date.

     We urge you to sign and return the enclosed proxy as promptly as possible or vote via the phone or Internet, whether or not you plan to attend the meeting in person. This proxy may be revoked prior to its exercise.

                                        By Order of the Board of Directors


                                        /s/ Norman F. Assenza, Jr.
                                        ----------------------------------------
                                        Norman F. Assenza, Jr.
                                        Secretary

YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY FORM(S) WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. YOU MAY ALSO VOTE AT HOME BY PHONE OR INTERNET. PLEASE SEE ENCLOSED INFORMATION ON HOW TO TAKE ADVANTAGE OF THIS CONVENIENT WAY TO VOTE.

                              UNITED BANCORP, INC.
                              201 SOUTH 4TH STREET
                            MARTINS FERRY, OHIO 43935

                      PROXY STATEMENT FOR ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD APRIL 19, 2006

                                  INTRODUCTION

     This Proxy Statement is being furnished to shareholders of United Bancorp, Inc. ("United Bancorp" or the "Corporation") in connection with the solicitation of proxies by the Board of Directors of the Corporation to be used at the Annual Meeting of Shareholders, and any adjournment thereof, to be held at the time and place set forth in the accompanying notice ("Annual Meeting"). This Proxy Statement and the enclosed proxy are first being sent to shareholders on or about March 22, 2006.

     At the Annual Meeting, shareholders of the Corporation will be asked to elect three directors.

VOTING AND REVOCATION OF PROXIES

     Just indicate on the enclosed proxy card how you want to vote, and sign, date and return it as soon as possible in the enclosed envelope or submit a proxy over the Internet or by telephone by following the instructions on the enclosed proxy card. Where properly executed proxy cards are returned but no such instructions are given, the shares will be voted "For" the election to the Board of Directors of the persons nominated by the Board of Directors of the Corporation.

     The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. However, shareholders may revoke a proxy at any time prior to its exercise by filing with the Secretary of the Corporation a written notice of revocation, by delivering to the Corporation a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Written notices of revoked proxies may be directed to Norman F. Assenza, Jr., Secretary, 201 South 4th Street, Martins Ferry, Ohio 43935.

SOLICITATION OF PROXIES

     The cost of soliciting proxies will be borne by the Corporation. In addition to the solicitation of proxies by mail, the Corporation, through its directors, officers and regular employees, may also solicit proxies personally or by telephone, e-mail or telecopy without additional compensation. The Corporation will also request persons, firms and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

                               MEETING INFORMATION

DATE, PLACE AND TIME

The Annual Meeting of Shareholders of the Corporation will be held on Wednesday, April 19, 2006, at 2:00 p.m., local time, at The Citizens Savings Bank, 201 South 4th Street, Martins Ferry, Ohio.

RECORD DATE, VOTING RIGHTS

     Only the Corporation's common shares can be voted at the Annual Meeting. Each share entitles its owner to one vote on all matters.

     The close of business on March 10, 2006 (the "Record Date"), has been fixed as the record date for the determination of shareholders entitled to vote at the Annual Meeting. There were approximately 2,000 record holders of the Corporation's common shares and 4,174,623 of the Corporation's common shares outstanding as of the Record Date.

     The presence in person or by proxy of a majority of the outstanding common shares of the Corporation entitled to vote at the meeting constitutes a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum.

     The nominees for director who receive the largest number of votes cast "For" will be elected as directors. Shares represented at the Annual Meeting in person or by proxy but withheld or otherwise not cast for the election of directors will have no impact on the outcome of the election of directors.

                           OWNERSHIP OF VOTING SHARES

     As of the Record Date, the following person was the only shareholder known to the Company to be the beneficial owner of more than 5% of the Company's outstanding common shares:

                                Shares of Common    Percent
Person                             Stock Owned     of Class
------                          ----------------   --------
United Bancorp, Inc. Employee        322,319         7.0%
Stock Ownership Plan (1)
201 South Fourth Street
Martins Ferry, OH 43935

----------
(1) Under the terms of the ESOP, the ESOP trustee will vote shares allocated to participants' accounts in the manner directed by the participants. The ESOP trustee may vote unallocated shares, and allocated shares for which no timely voting instructions are received, in accordance with its fiduciary duties. As of the Record Date no shares had been allocated to participants' accounts and 322,319 shares remain unallocated under the ESOP.

     The following table sets forth the beneficial ownership of the Corporation's common shares by each of the Corporation's directors and the Corporation's named executive officers, and the directors and executive officers as a group, as of December 31, 2005.

                              COMMON SHARES
NAME OF BENEFICIAL OWNER         OWNED(1)     PERCENT OF CLASS
------------------------      -------------   ----------------
Michael J. Arciello               10,600               *
James W. Everson (2)             136,375            3.0%
John M. Hoopingarner               7,115               *
Terry A. McGhee                    3,707               *
L. E. Richardson, Jr. (3)         84,212            1.8%
Richard L. Riesbeck (4)           21,608               *
Matthew C. Thomas (5)             26,091               *
Alan M. Hooker (6)                11,853               *
Scott A. Everson                   6,920               *
Randall M. Greenwood (7)           5,946               *
James A. Lodes                     9,099               *

All Directors and Executive      433,089            9.4%
Officers as a Group
(13 in group)

*    Ownership is less than 1% of the class.

----------
(1) Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported.

(2)  Includes 54,349 shares subject to shared voting and investment power.

(3)  Includes 358 shares subject to options which are currently exercisable.

(4)  Includes 16,047 shares subject to shared voting and investment power.

(5)  Includes 5,235 shares subject to shared voting and investment power.

(6) Includes 236 shares subject to shared voting and investment power. Includes 1,188 shares subject to options which are currently exercisable.

(7)  Includes 2,379 shares subject to options which are currently exercisable.

     Shares beneficially owned by directors and officers of United Bancorp and its subsidiaries, and shares beneficially owned by employees through the Corporation's

401(k) and ESOP employee benefit plans totaled 799,122 Shares, or 17.4% of all outstanding shares of the Corporation, as of December 31, 2005.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     The Code of Regulations of the Corporation provides that the Board of Directors of the Corporation shall be divided into classes. Ohio law requires that there be at least three directors in each class. Each class shall hold office for a term of two years. At the Annual Meeting, three directors will be elected to a two-year term expiring in 2008.

     The nominees for election at the Annual Meeting are Michael J. Arciello, Terry A. McGhee and L.E. Richardson, Jr. each of whom is currently a director of the Corporation.

     The Board of Directors has determined that all Directors have met the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards with the exception of James W. Everson, who is the Chief Executive Officer of the Corporation. Directors deemed independent by the Board of Directors include Michael J. Arciello, John M. Hoopingarner, Terry A. McGhee, L. E. Richardson, Jr., Richard L. Riesbeck and Matthew C. Thomas.

     The Nominating and Governance Committee of the Board of Directors recommends director candidates to the Board of Directors for nomination, in accordance with the Corporation's Amended Code of Regulations. The Committee will investigate and assess the background and skills of potential candidates. The Nominating and Governance Committee is empowered to engage a third party search firm to assist it in identifying candidates, but the Committee currently believes that the existing directors and executive management of the Corporation and its subsidiaries have sufficient networks of business contacts to identify candidates. Upon identifying a candidate for serious consideration, one or more members of the Nominating and Governance Committee would initially interview such candidate. If a candidate merited further consideration, the candidate would subsequently interview with all other Nominating and Governance Committee members (individually or as a group), meet the Corporation's Chief Executive Officer and other executive officers and ultimately meet many of the other Directors. The Nominating and Governance Committee would elicit feedback from all persons who met the candidate and then determine whether or not to recommend the candidate to the Board of Directors for nomination.

     United Bancorp's Corporate Governance Guidelines and Code of Ethics and Business Conduct set forth the following criteria for Directors: independence (a majority of the Directors must be independent); honesty and integrity; willingness to devote sufficient time to fulfilling duties as a Director; particular experience, skills or expertise relevant to the Corporation's business; depth and breadth of business and civic experience in leadership positions; and ties to United Bancorp's geographic markets. United Bancorp's Corporate Governance Guidelines provide that shareholders may propose nominees by submitting the names and qualifications of such persons to the Chairman of the Nominating and Governance Committee. Submissions are to be addressed to the Chairman of the Nominating and Governance Committee at the Corporation's executive offices, which submissions will then be forwarded to the Chairman. The Nominating and Governance Committee would then evaluate the possible nominee using the criteria outlined above and would consider such person in comparison to all other candidates. The submission should be made no later than December 31st of each year for consideration in regard to the next annual meeting of shareholders. The Nominating and Governance Committee is not obligated to recommend to the Board, nor the Board to nominate any such individual for election.

     The Nominating and Governance Committee has not hired any director search firm in 2005 and, accordingly, paid no fees to any such company. As indicated above, however, the Nominating and Governance Committee may do so in the future if necessary.

     Neither the Board nor the Nominating and Governance Committee has implemented a formal policy regarding director attendance at the Annual Meeting. Typically, the Board holds its annual organizational meeting directly following the Annual Meeting, which results in most directors being able to attend the Annual Meeting. In 2005, all United Bancorp, Inc. Directors attended the Annual Meeting.

NOMINEES

CLASS "I" DIRECTORS. The following table sets forth certain information with respect to the nominees as Class "I" Directors of the Corporation who will be voted upon at the Annual Meeting. There were no arrangements or understandings pursuant to which the persons listed below were selected as directors or nominees for director.

                                       PRINCIPAL OCCUPATION FOR              POSITIONS AND OFFICES    DIRECTOR
         NAME           AGE                 PAST FIVE YEARS                HELD WITH UNITED BANCORP     SINCE
         ----           ---   ------------------------------------------   ------------------------   --------
Michael J. Arciello      71   Retired Vice President Finance, Nickles              Director             1992
                              Bakeries, Inc.

Terry A. McGhee          56   President and Chief Executive Officer,               Director             2001
                              Westerman, Inc., a manufacturing company

L. E. Richardson, Jr.    73   Retired President - Southern Ohio                    Director             1998
                              Community Bancorporation, Inc.

CONTINUING DIRECTORS

          CLASS "II" DIRECTORS. The following table sets forth certain information with respect to Class "II" Directors of United Bancorp, whose terms expire in 2007.

                                       PRINCIPAL OCCUPATION FOR              POSITIONS AND OFFICES    DIRECTOR
         NAME           AGE                 PAST FIVE YEARS                HELD WITH UNITED BANCORP     SINCE
         ----           ---   ------------------------------------------   ------------------------   --------
James W. Everson         67   Chairman, President and Chief Executive      Chairman, President and      1969
                              Officer, United Bancorp; Chairman and        Chief Executive Officer,
                              Chief Executive Officer, The Citizens        United Bancorp;
                              Savings Bank* until Nov. 1, 2004.            Chairman, The Citizens
                              Chairman, The Community Bank *               Savings Bank.* Chairman,
                                                                           Interim President and
                                                                           Chief Executive Officer,
                                                                           The Community Bank*

John M. Hoopingarner     51   General Manager and Secretary-Treasurer,             Director             1992
                              Muskingum Watershed Conservancy District

Richard L. Riesbeck      56   President, Riesbeck Food Market, Inc., a             Director             1984
                              regional grocery store chain

Matthew C. Thomas        49   President, M. C. Thomas Insurance Agency,            Director             1988
                              Inc.

*    Subsidiaries of United Bancorp.

     There were no agreements or understandings pursuant to which any of the persons listed above was selected as a director.

     The Board of Directors of United Bancorp met 4 times in 2005. In 2005, each director attended at least 75% of the combined total of meetings of the Board of Directors and meetings of each committee on which such director served.

     The Board of Directors has adopted the United Bancorp, Inc. Corporate Governance Guidelines, which you may find on United Bancorp's website at www.unitedbancorp.com. The Board has also adopted the United Bancorp, Inc. Code of Ethics and Business Conduct, which you may find on United Bancorp's website at www.unitedbancorp.com.

     Shareholders may communicate directly to the Board of Directors in writing by sending a letter to the Board at: United Bancorp Board of Directors, 201 South Fourth Street, Martins Ferry, Ohio 43935. All letters directed to the Board of Directors will be received and processed by the Corporate Secretary and will be forwarded to the Chairman of the Nominating and Governance Committee without any editing or screening.

COMMITTEES OF THE BOARD

     The Board of Directors of United Bancorp has standing Executive, Audit, Compensation, and Nominating and Governance Committees. The membership of these committees is noted below.

     EXECUTIVE COMMITTEE. Mr. James W. Everson, Chairman, and Messrs. Hoopingarner, McGhee and Riesbeck are the members of the Corporation's Executive Committee.

     The Executive Committee met 4 times during 2005. The functions of this committee are to act in the stead of the board between meetings, to receive formal vendor presentations and to review with management and set the agenda for each board meeting.

     AUDIT COMMITTEE. Mr. Arciello, Chairman, and Messrs. McGhee and Riesbeck are the members of the Audit Committee.

          The Audit Committee met 4 times during 2005. The functions of this Committee include the engagement of independent auditors, reviewing with those independent auditors the plans and results of the audit engagement of the Corporation, approving the annual audit plan and reviewing the results of the procedures for internal auditing, reviewing the independence of the independent auditors, reviewing the Corporation's financial results and Securities and Exchange Commission filings, reviewing the effectiveness of the Corporation's internal controls and similar functions and approving all auditing and non-auditing services performed by its independent auditors. The Board of Directors has adopted a written charter for the Audit Committee, which is attached hereto as Annex A and which may be found on the Corporation's website at www.unitedbancorp.com. All members of the Audit Committee meet the independence standards of Rule 4200(a)(15) and the audit committee qualifications of Rule 4350(d)(2) of the National Association of Securities Dealers listing standards. The Board of Directors has determined that Michael J. Arciello is an audit committee financial expert for the Corporation and is independent as described in the preceding sentence. The report of the Audit Committee for 2005 appears under the caption "Report of the Audit Committee".

     COMPENSATION COMMITTEE. Mr. Thomas, Chairman, and Messrs. Hoopingarner and Richardson are the members of the Compensation Committee.

     The Board of Directors has a Compensation Committee comprised entirely of independent Directors. Director and executive officer compensation are determined by this Committee of the Board of Directors. The Board of Directors has adopted a Compensation Committee Charter which may be found on the Corporation's website at www.unitedbancorp.com. This Committee met once during 2005. The Compensation Committee's report on executive compensation matters for 2005 appears under the caption "Compensation Committee Report on Executive Compensation".

     NOMINATING AND GOVERNANCE COMMITTEE

     The Nominating and Governance Committee is comprised entirely of independent Directors. Mr. Riesbeck, Chairman, and Messrs. Hoopingarner and McGhee are the members of the Nominating and Governance Committee. This Committee develops and recommends to the Board corporate governance policies and guidelines for the Corporation and for the identification and nomination of Director and committee member candidates and recommends to the Board for nomination by the Board in accordance with the Corporation's Amended Code of Regulations, nominees for election to the Board and appointment to committee membership. The Board of Directors has adopted a Nominating and Governance Committee Charter which may be found on the Corporation's website at www.unitedbancorp.com. This Committee did not meet in 2005.

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the United Bancorp Board of Directors (the "Committee") is composed of three directors, each of whom is independent as defined by the National Association of Securities Dealers' listing standards, and operates under a written charter adopted by the Board of Directors which is attached as Annex A.

     Management is responsible for the Corporation's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and to issue a report thereon. The Committee's responsibility is to monitor and oversee the processes.

     In this context, the Committee has met and held discussions with management and the independent auditors. In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Corporation that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of United Bancorp's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Committee reviewed both with the independent and internal auditors their audit plans, audit scope and identification of audit risks.

     The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

     The Committee reviewed the audited consolidated financial statements of United Bancorp as of and for the year ended December 31, 2005, with management and the independent auditors.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that United Bancorp's audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission. The Committee also appointed the independent auditors.

                                                                 AUDIT COMMITTEE
                                                   Michael J. Arciello, Chairman
                                                                 Terry A. McGhee
                                                             Richard L. Riesbeck

                         PRINCIPAL ACCOUNTING FIRM FEES

     The following table sets forth the aggregate fees billed to United Bancorp for the fiscal years ended December 31, 2005 and December 31, 2004 by Grant Thornton LLP, United Bancorp's principal accounting firm for both years.

                         December 31,
                     --------------------
                       2005         2004
                     --------     -------
Audit Fees            $62,500     $84,105
Audit-Related Fees     14,625(a)    3,125(a)
Tax Fees                7,750(b)    5,500(b)
All Other Fees          2,308(c)    1,250(c)
                      -------     -------
   Total              $87,183     $93,980
                      =======     =======

----------
(a)  Includes fees for services related to benefit plan audits.

(b)  Includes fees for services related to tax compliance and tax planning.

(c)  Consent for public filings.

     The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed by its independent auditors, except as described below.

     The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and will review such guidelines with the Board of Directors. Pre-approval may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by the Audit Committee Chair whose action shall be considered to be that of the entire Committee. Pre-approval shall not be required for the provision of non-audit services if
(1) the aggregate amount of all such non-audit services constitute no more than 5% of the total amount of revenues paid by the Corporation to the auditors during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Corporation at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. No services were provided by Grant Thornton LLP pursuant to these exceptions.

                             EXECUTIVE COMPENSATION
                              AND OTHER INFORMATION

     GENERAL. The following information relates to compensation of management for the years ended December 31, 2005, 2004 and 2003, unless otherwise noted below. Effective March 2, 2006, Mr. James W. Everson, the Company's Chairman, President and Chief Executive Officer, has been appointed to serve as the Interim President and Chief Executive Officer of The Glouster Community Bank, Lancaster, Ohio. Mr. Everson replaces Alan M. Hooker who is no longer affiliated with United Bancorp and its subsidiary banks. Mr. Everson also presently serves as Chairman of the Board of

Directors of both The Glouster Community Bank and The Citizens Bank, of Martins Ferry, Ohio, each of which are wholly-owned subsidiaries of the Company.

     EXECUTIVE COMPENSATION. The following table sets forth the annual and long-term compensation for United Bancorp's Chief Executive Officer and its four other highest paid executive officers, as well as the total compensation paid to each individual during United Bancorp's last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                                                            COMPENSATION
                                                                                               AWARDS

                                                                 ANNUAL COMPENSATION         SECURITIES      ALL OTHER
                                                            -----------------------------    UNDERLYING    COMPENSATION
            NAME, TITLE AND PRINCIPAL POSITION              YEAR   SALARY ($)   BONUS ($)    OPTIONS (#)      ($) (A)
            ----------------------------------              ----   ----------   ---------   ------------   ------------
James W. Everson ........................................   2005    $186,071     $28,125        1,650         $18,953
   Chairman, President & Chief Executive Officer, United    2004     220,991      38,086            0          18,460
   Bancorp, Inc.                                            2003     212,445      67,959            0          16,556
   Principal Position: CEO, United Bancorp

Alan M. Hooker...(B) ....................................   2005    $128,067     $    --       12,041         $ 8,141
   Former Executive Vice President & Chief Administration   2004     117,788      10,332            0           7,408
   Officer, United Bancorp,Inc                              2003     114,314      31,832            0           7,271

Scott A. Everson ........................................   2005    $161,644     $33,984       23,041         $18,256
   Senior Vice President & Chief  Operating Officer,        2004     141,364      25,318            0          17,908
   United Bancorp, Inc.                                     2003     111,224      36,083            0           5,452
   Principal Position: CEO, The Citizens Savings Bank

Randall M. Greenwood ....................................   2005    $ 98,000     $16,531       12,041         $ 4,373
   Senior Vice President, Chief Financial Officer &         2004      93,600      11,285            0           4,330
   Treasurer, United Bancorp, Inc.                          2003      90,000      25,612            0           3,091
   Principal Position: CFO, United Bancorp

James A. Lodes ..........................................   2005    $ 93,000     $17,306            0         $ 3,358
   Vice President, Chief Lending Officer, United            2004      90,362      10,795            0           3,514
   Bancorp, Inc.                                            2003      84,000      23,905            0           6,209
   Principal Position: CLO, The Citizens Savings Bank

(A) The amounts shown in this column for the most recently completed fiscal year were derived from the following figures: (1) contributions by United Bancorp to its 401(k) Plan: Mr. James W. Everson, $5,268; Mr. Hooker, $3,600; Mr. Scott A. Everson $5,260; Mr. Greenwood $2,940; and Mr. Lodes, $2,595; and (2) the economic benefit of life insurance coverage provided for the named executive officers: Mr. James W. Everson, $10,538; Mr. Hooker, $1,992; Mr. Scott A. Everson $624; Mr. Greenwood $470; and Mr. Lodes, $763. Mr. Scott A. Everson, Senior Vice President & Chief Operating Officer, is the son of Mr. James W. Everson, Director, Chairman, President and Chief Executive Officer.

(B) Effective March 2, 2006, Alan M. Hooker is no longer affiliated with United Bancorp, Inc. and its subsidiary banks.

     OPTION GRANT TABLE. The following table presents information about stock options granted during 2005 to the named executive officers.

                                                OPTION GRANTS IN LAST FISCAL YEAR
                                                        INDIVIDUAL GRANTS
                       -----------------------------------------------------------------------------------
                          NUMBER OF       PERCENT OF
                         SECURITIES     TOTAL OPTIONS
                         UNDERLYING       GRANTED TO    EXERCISE OR
                           OPTIONS       EMPLOYEES IN       BASE          EXPIRATION         GRANT DATE
        NAME           GRANTED (#)(1)    FISCAL YEAR    PRICE($/SH)          DATE         PRESENT VALUE(2)
--------------------   --------------   -------------   -----------   -----------------   ----------------
James W. Everson            1,650            2.6%          $11.27     February 16, 2015        $ 4,670
Scott A. Everson           12,041           18.8%          $10.70     May 15, 2015             $33,233
Scott A. Everson           11,000           17.1%          $13.50     August 23, 2014          $31,130
Randall M. Greenwood       12,041           18.8%          $10.70     May 15, 2015             $33,233

(1) All options are nonqualified stock options which vest 100% after a 9 1/2 year period from the date of grant in 2005. All options have an exercise price equal to the fair market value on the date of grant. The terms of United Bancorp's Stock Option Plan provide that all options become exercisable in full in the event of a change in control as defined in the Stock Option Plan, or the death or disability of the option holder.

(2) The option value was calculated using the Black-Scholes stock option pricing model. In making this calculation, it was assumed that the average exercise period was nine years and six months, the volatility rate was 30.53%, the risk-free rate of return was 4.54%, and the dividend yield was 4.21%.

     OPTION EXERCISES AND YEAR-END VALUE TABLE. The following table presents information about stock options exercised during 2005 and unexercised stock options at December 31, 2005 for the named executive officers.

                    OPTION EXERCISES AND YEAR-END VALUE TABLE

      AGGREGATED OPTION EXERCISES IN 2005 AND FISCAL YEAR END OPTION VALUES

                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED IN-
                                                             OPTIONS               THE-MONEY OPTIONS AT
                                                       DECEMBER 31, 2005(#)        DECEMBER 31, 2005($)
                       SHARES ACQUIRED     VALUE
        NAME             ON EXERCISE     REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
        ----           ---------------   --------   -------------------------   -------------------------
James W. Everson            18,721       $119,833               0/1,650                 $ 0/$1,452
Alan M. Hooker                   0              0          1,188/15,798                 $77/26,464
Scott A. Everson                 0              0              0/23,041                 $ 0/$4,576
Randall M. Greenwood             0              0          2,379/18,156                 $ 0/$4,576
James A. Lodes               9,342       $ 38,627                   0/0                 $      0/0

     Change-in-Control Arrangements. The Company has entered into change-in-control agreements with Messrs. James W. Everson, Hooker, Scott A. Everson, Greenwood and Lodes. The agreements provide that Mr. James W. Everson, Mr.

Hooker, Mr. Scott A. Everson, Mr. Greenwood and Mr. Lodes will be entitled to a lump sum severance benefit in the event of their involuntary termination of employment (other than for cause) following a "change in control" of the Corporation. As of March 2, 2006, Mr. Hooker's change-in-control agreement is no longer in effect. A change in control is defined to include the acquisition of the Corporation and certain other changes in the voting control of the Corporation. In the event of a change in control and the involuntary termination of employment, the agreements provide that Mr. James W. Everson will receive
2.99 times his annual compensation, Mr. Scott A. Everson will receive 2.0 times his annual compensation, Mr. Greenwood will receive 1.0 time his annual compensation and Mr. Lodes will receive 1.0 times his annual compensation in a lump sum cash payment. Each agreement has a term of one year and is automatically extended for one additional year unless, not later than June 30 of the preceding year, the Corporation gives notice of termination of the agreement. The right of the Corporation to terminate the employment of Mr. James
W. Everson, Mr. Scott A. Everson, Mr. Greenwood and Mr. Lodes prior to a change in control is unaffected by these agreements. In the event a change in control had occurred on January 1, 2006, and Mr. James W. Everson's, Mr. Scott A. Everson's, Mr. Greenwood's or Mr. Lodes's employment had been involuntarily terminated on such date (other than for cause), Mr. James W. Everson, Mr. Scott
A. Everson, Mr. Greenwood and Mr. Lodes would have been entitled to receive lump sum severance benefits of $685,978, $384,444, $112,225 and $106,390 respectively. In the event of a potential change in control as defined in the agreements, the agreements obligate Mr. James W. Everson, Mr. Scott A. Everson, Mr. Greenwood and Mr. Lodes to remain in the employment of the Corporation for not less than one year following the potential change in control of the Corporation.

BANK OWNED LIFE INSURANCE

     United Bancorp has split-dollar life insurance agreements with its executive officers and certain directors. The economic benefit (the imputed income amount of this insurance) for the year 2005 to the named executive officers is included in the amounts for each of these executive officers set forth in the Summary Compensation Table under the column "All Other Compensation." The economic benefit (the imputed income amount of this insurance) for the year 2005 to each director other than James W. Everson is as follows: Mr. McGhee $415; Mr. Hoopingarner $252; Mr. Riesbeck $468; and Mr. Thomas $213.

     United Bancorp owns the policies and pays all premiums due on the policies that provide death benefits under the split dollar life insurance agreements. Directors have the right to designate beneficiaries of death proceeds up to $100,000, subject to forfeiture of that right upon the occurrence of certain events. The named executive officers have the right to designate beneficiaries of death proceeds up to four times the named executive officer's annual base salary, subject to forfeiture of that right upon the occurrence of certain events.

DIRECTOR COMPENSATION

     United Bancorp compensates each director for services as a director in the following manner: each director receives an annual retainer fee of $5,000 regardless of board meeting attendance and $520 per meeting attended. Each member of the Executive Committee and Compensation Committee receives $230 for each meeting attended. The Chairman of the Audit Committee receives $430 and each other member of the Audit Committee receives $268 for each meeting of the Audit Committee attended other than those held in connection with a meeting of the Board of Directors.

     In 2005 United Bancorp also awarded each of its directors, including Mr. James W. Everson, an option to acquire 1,650 common shares at an exercise price of $11.27 per share, which options will vest 9 1/2 years from date of grant.

PENSION PLAN

     United Bancorp maintains a defined benefit pension plan for its eligible fulltime employees. It may provide monthly benefits commencing as early as age 50, but not later than age 70, for employees who terminate employment or retire with 5 or more years of credited service.

     Benefits at retirement or vested termination of employment are based on years of credited service, and the average of the highest five consecutive years of compensation. The plan is integrated with social security covered compensation.

     The table below sets forth annual retirement benefits at various levels of compensation and years of service based upon retirement at age 65. For this table, benefits are payable to the participant for life and are based on 2005 terms and factors. The plan also permits participants to elect alternative benefits of equivalent actuarial value.

            BENEFIT TABLE FOR A PARTICIPANT ATTAINING AGE 65 IN 2005


 AVERAGE                        YEARS OF SERVICE
  ANNUAL    -------------------------------------------------------
SALARY($)     10       15       20       25       30     35 OR MORE
---------   ------   ------   ------   ------   ------   ----------
210,000     32,710   49,065   65,420   81,774   98,129     114,484
170,000     26,585   39,877   53,170   66,462   79,754      93,047
150,000     23,085   34,627   46,170   57,712   69,254      80,797
125,000     18,710   28,065   37,420   46,774   56,129      65,484
100,000     14,335   21,502   28,670   35,837   43,004      50,172
 75,000      9,960   14,940   19,920   24,899   29,879      34,859

 50,000      5,585    8,377   11,170   13,962   16,754      19,547
 25,000      2,750    4,125    5,500    6,875    8,250       9,625
 10,000      1,100    1,650    2,200    2,750    3,300       3,850

Notes: Maximum annual pension available in 2005 in accordance with Section 415 of the Internal Revenue Code assuming a minimum of ten years participation is $170,000.

The maximum annual compensation allowed under Section 401(a)(17) of the Internal Revenue Code in determining a participant's benefit in 2005 is $210,000.

     As of December 31, 2005, Mr. James W. Everson had one year of credited service with the Corporation, Mr. Hooker had 7 years of credited service with the Corporation, Mr. Scott A. Everson had 15 years of credited service with the Corporation, Mr. Greenwood had 8 years of credited service with the Corporation and Mr. Lodes had 13 years of credited service with the Corporation. In connection with his retirement as Chief Executive Officer of the Citizens Savings Bank subsidiary of United Bancorp on November 1, 2004, Mr. James Everson elected a lump sum distribution from the plan in 2004 reflecting his then 43 years of credited service under the plan.

OTHER COMPENSATION PLANS

     United Bancorp established a stock option plan under which the Corporation has awarded options to acquire the Corporation's common shares to directors and key employees of the Corporation and its subsidiaries. In 2005 a total of 64,172 options were awarded to Officers and Directors of the Company. The term of United Bancorp's stock option plan expired in 2005 and, as a consequence, no more shares are available for the award of stock options under the plan.

     United Bancorp has also established the United Bancorp, Inc. and United Bancorp, Inc. Affiliate Banks Directors' Deferred Compensation Plan under which directors of the Corporation may defer directors fees and instead receive United Bancorp common shares following retirement or other termination of membership on the Board of Directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     OVERVIEW AND PHILOSOPHY. The Board of Directors of United Bancorp has established a Compensation Committee comprised entirely of independent Directors as determined by the United Bancorp Corporate Governance Guidelines. The Compensation Committee is responsible for developing and making recommendations to the Board with respect to United Bancorp's executive compensation policies. There are no interlocking relationships involving any members of the Compensation Committee and any executive officer of United Bancorp.

     Pursuant to authority delegated by the Board, the Compensation Committee determines annually the compensation to be paid to the Chief Executive Officer and other executive officers. The Chief Executive Officer does not participate in nor is he present during any deliberations of the Committee regarding his own compensation.

     The objectives of United Bancorp's executive compensation program are to:

     -    Support the achievement of desired goals of United Bancorp.

     - Provide compensation that will attract and retain superior talent and reward performance.

     - Align the executive officers' interests with those of shareholders by placing a portion of pay at risk with payout dependent upon corporate performance.

     The executive compensation program provides an overall level of compensation opportunity that is competitive within the banking industry. Actual compensation levels may be greater or less than average competitive levels in other banking companies based upon annual and long-term United Bancorp performance. The Compensation Committee also uses its discretion to set executive compensation based upon individual performance and responsibilities.

     COMPENSATION MATTERS IN 2005. During 2005 the Compensation Committee increased the levels of the base salaries of the named executive officers other than the Chief Executive Officer. The increases in base salary were based upon an analysis of compensation levels for management performing similar functions at other banking companies of similar size, operations and financial performance. The decrease in the Chief Executive Officer's base salary from $195,000 in 2004 to $150,000 in 2005 recognizes his reduced role in day-to-day management at The Citizens Savings Bank.

     The performance of United Bancorp for the purpose of determining the annual cash bonuses to be paid to executive officers, including the Chief Executive Officer, was based on United Bancorp's earnings per share, and whether increases were achieved in subsidiary bank loans, deposits, return on assets and return on equity. In addition, Mr. Everson is entitled to a cash bonus dependent on whether Untied Bancorp acquires other financial institution assets through merger or the purchase of assets and assumption of deposit liabilities.

     EXECUTIVE OFFICER COMPENSATION PROGRAM. United Bancorp's executive officer compensation program is comprised of base salary, annual cash incentive compensation and various benefits. Stock options awarded to executive officers in 2005 serve as long-term incentive compensation.

     BASE SALARY. Base salary levels for United Bancorp's executive officers are set relative to companies in the banking industry of similar size and complexity of operations, as described above. In determining salaries, the Compensation Committee also takes into account individual experience and performance, United Bancorp performance, the responsibilities of the particular executive officer and specific issues particular to United Bancorp. Mr. Scott A. Everson's annual base salary was increased from $125,000 to $150,000 on November 1, 2004 and remained at this level for 2005 based on his promotion to the position of Chief Executive Officer of The Citizens Savings Bank subsidiary of United Bancorp. The base salary amounts shown in the Summary Compensation Table include directors fees paid in 2005 for service as a director of United Bancorp or one or more of its subsidiary banks in the following amounts for these executive officers:

Mr. James W. Everson   $36,071
Mr. Hooker               8,067
Mr. Scott A. Everson    11,644

     ANNUAL INCENTIVE COMPENSATION. United Bancorp provides annual incentive compensation for its executive officers with established performance targets for each executive officer. The purpose of these plans is to provide direct financial incentives in the form of an annual cash bonus to executives to achieve United Bancorp's annual goals. For 2005, the Compensation Committee selected goals based on United Bancorp's earnings per share, and growth in subsidiary bank loans and deposits, return on assets and return on equity. Threshold, target and maximum performance goals were set.

     The amount of the annual cash bonus that may be earned by an executive officer is based on his or her base salary and is weighted to reflect each participant's ability to affect the performance of United Bancorp, with the Chief Executive Officer having the largest weighting. For 2005, 75% of the cash bonus opportunity for each executive officer was based on achieving goals for United Bancorp earnings per share, and 25% based on achievement of individual goals and loan and deposit growth, return on equity and return on assets at the subsidiary bank level. The exact weighting and mix of these goals varies among the executive officers. All executive officers except the Chief Executive Officer have a portion of their annual incentive goals tied to the particular executive officer's area of responsibility within United Bancorp. Additionally, the Chief Executive Officer may earn a cash bonus based on acquisitions by United Bancorp and the resulting growth in assets of the Corporation.

     United Bancorp met the threshold goal for earnings per share in 2005. United Bancorp did not make any acquisitions in 2005. The Citizens Savings Bank met target goals for return on assets, return on equity and deposit growth. The Community Bank did not meet any of the goals set for executive officer incentive compensation.

     BENEFITS. United Bancorp provides medical and other employee benefits to its executive officers that are generally available to all fulltime United Bancorp employees.

     CHIEF EXECUTIVE OFFICER COMPENSATION. The base salary of James W. Everson, United Bancorp's CEO, was reduced from $195,000 in 2004 to $150,000 for 2005, in recognition of Mr. Everson's reduced day-to-day management responsibilities. Mr. Everson's 2006 base salary has been set at $156,000.

     In respect to the limits on deductibility for federal income tax purposes of compensation paid an executive officer in excess of $1 million, United Bancorp intends to strive to structure components of its executive compensation to achieve maximum deductibility, while at the same time considering the goals of its executive compensation philosophy.

                                                          COMPENSATION COMMITTEE

                                                     Matthew C. Thomas, Chairman
                                                            John M. Hoopingarner
                                                            L.E. Richardson, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS.

     In 2005 the Compensation Committee members were Matthew C. Thomas, Chairman, John M. Hoopingarner and L.E. Richardson, Jr. No executive officer of the Company serves on any board of directors or compensation committee of any entity that compensates any member of the Compensation Committee. During the past year, certain directors and officers, including members of the Compensation Committee, and one or more of their associates may have been customers of and had business transactions with United Bancorp's subsidiary banks. All loans included in such transactions were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features. It is expected that similar transactions will occur in the future. Mr. James W. Everson, Chief Executive Officer of the Corporation, does not participate in any deliberations or decisions regarding his own compensation.

CERTAIN TRANSACTIONS

     United Bancorp has engaged and intends to continue to engage in the lending of money through its subsidiary banks to several of its Directors, executive officers and corporations or other entities in which they may own a controlling interest. The loans to such persons (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than a normal risk of collectibility or present other unfavorable features. United Bancorp, through its subsidiary, The Citizens Savings Bank, pursuant to the terms of a lease entered into on April 1, 1998, paid Riesbeck Food Markets, Inc. $26,004 in 2005, and over the 5-year fixed term of the lease payments will total $130,000 as lease payments for space used in an in-store banking location at St. Clairsville, Ohio. Mr. Riesbeck is an officer, director and shareholder of Riesbeck Food Markets, Inc. Management believes the lease between Riesbeck Food Markets, Inc. and the Corporation was made on an arms-length basis. Management employed a third party consulting firm that specializes in grocery store banking facilities to establish the terms of the lease.

UNITED BANCORP PERFORMANCE

     The following graph shows a five-year comparison of cumulative total returns for United Bancorp, the Nasdaq-Total U. S. Stock Index, SNL Bank Index, SNL $250M-$500M Bank Index and the SNL Midwest Bank Index.

UNITED BANCORP, INC.

                              (PERFORMANCE GRAPH)

                                                      PERIOD ENDING
                             ---------------------------------------------------------------
INDEX                        12/31/00   12/31/01   12/31/02   12/31/03   12/31/04   12/31/05
-----                        --------   --------   --------   --------   --------   --------
United Bancorp, Inc.          100.00     122.03     133.80     198.08     185.22     172.74
NASDAQ Composite              100.00      79.18      54.44      82.09      89.59      91.54
SNL Bank Index                100.00     101.00      92.61     124.93     140.00     141.91
SNL $250M-$500M Bank Index    100.00     142.07     183.20     264.70     300.43     318.97
SNL Midwest Bank Index        100.00     102.20      98.59     126.20     142.40     137.21

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Securities Exchange Act of 1934 requires United Bancorp's executive officers, directors and more than ten percent shareholders ("Insiders") to file with the Securities and Exchange Commission and United Bancorp reports of their ownership of United Bancorp securities. Based upon written representations and copies of reports furnished to United Bancorp by Insiders, all Section 16 reporting requirements applicable to Insiders during 2004 were satisfied on a timely basis.

                  SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Shareholders may submit proposals appropriate for shareholder action at the Corporation's Annual Meeting consistent with the regulations of the Securities and Exchange Commission. For proposals to be considered for inclusion in the Proxy Statement for the 2007 Annual Meeting, they must be received by the Corporation no later than November 21, 2006. Such proposals should be directed to United Bancorp, Inc., Attention: Chief Executive Officer, 201 South Fourth Street, Martins Ferry, Ohio 43935. Any shareholder who intends to propose any other matter to be acted upon at the 2007 Annual Meeting of Shareholders must inform the Corporation not less than sixty nor more than ninety days prior to the meeting; provided, however, that if less than seventy-five days' notice or prior public disclosure of the date of the meeting is given to shareholders, notice by the shareholder must be received not later than the close of business on the fifteenth day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. If notice is not provided by that date, the persons named in the Corporation's proxy for the 2007 Annual Meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2007 Annual Meeting.

     In order to make a director nomination at a shareholder meeting it is necessary that you notify United Bancorp no fewer than 60 days in advance of the meeting. In addition, the notice must meet all other requirements contained in the Company's Code of Regulations.

                              SELECTION OF AUDITORS

     For the year ended December 31, 2005, Grant Thornton LLP ("Grant Thornton") served the Corporation as independent auditor. The Audit Committee has retained Grant Thornton as United Bancorp's independent auditor for 2006. We expect representatives of Grant Thornton to be present at the Annual Meeting with the opportunity to make statements if they so desire and to be available to respond to appropriate questions raised at the Annual Meeting.

                                 OTHER BUSINESS

     Management is not aware of any other matter which may be presented for action at the meeting other than the matters set forth herein. Should any matter other than those set forth herein be presented for a vote of the shareholders, the proxy in the enclosed form directs the persons voting such proxy to vote in accordance with their judgement.

                          ANNUAL REPORT TO SHAREHOLDERS

     United Bancorp's Annual Report for its fiscal year ended December 31, 2005 accompanies this Proxy Statement but is not part of our proxy soliciting material. You may obtain additional copies of our Annual Report by requesting them from Norman F. Assenza, Jr., United Bancorp's Secretary. A library of United Bancorp's annual reports can be accessed on the Corporation's website at www.unitedbancorp.com.

     WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY FORM AS PROMPTLY AS POSSIBLE OR VOTE VIA PHONE OR INTERNET WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

                                                                         ANNEX A

                              UNITED BANCORP, INC.
                             AUDIT COMMITTEE CHARTER

                               STATEMENT OF POLICY

The purpose of the audit committee is to oversee the Corporation's accounting and financial reporting processes and the audits of the Corporation's financial statements. The audit committee shall provide assistance to the board of directors in fulfilling its oversight responsibilities by reviewing the financial reports and related financial information provided by the Corporation to governmental agencies or the general public, the Corporation's system of internal controls and the effectiveness of its control structure, the Corporation's compliance with designated laws and regulations, and the Corporation's accounting, internal and external auditing and financial reporting processes. In discharging its responsibilities, the audit committee shall:

     - Serve as an independent and objective party to oversee the Corporation's accounting and financial reporting processes, internal control system, and the audits of the Corporation's financial statements.

     - Review and evaluate the audit procedures and results of the Corporation's independent auditor and internal audit function.

     -    Approve, engage and terminate the independent auditor.

     - Review and evaluate the independent auditor's qualifications, performance and independence.

     - Review, evaluate and approve any non-audit services the independent auditor may perform for the Corporation and disclose such approved non-audit services in periodic reports to shareholders.

     - Maintain free and open means of communication between the board of directors, the independent auditor, the internal auditor, and the management of the Corporation.

     - Maintain free and open means of communication between employees and the audit committee for the processing of complaints received by the Corporation regarding questionable accounting or auditing matters, including suspicions of fraudulent activity.

     - At least annually, review and if necessary or appropriate, update this charter for consideration by the board of directors and perform an evaluation of the audit committee performance and function.

                                  ORGANIZATION

The members of the audit committee shall be appointed by the board of directors and may be removed by the board of directors. The audit committee may consult or retain its own independent legal, accounting or other advisors and shall determine the degree of independence from the Corporation required of those advisors. The audit committee shall meet at least four times per year and will report directly to the full board any issues that arise with respect to the quality and integrity of the Corporation's general financial performance and reporting and regulatory compliance. The audit committee may also meet periodically by itself to discuss matters it determines require private audit committee or board of directors' attention. Further, the audit committee shall meet separately with management, with the internal auditor and with the independent auditor. There will be at least three members of the audit committee. A majority of the members of the audit committee shall be a quorum to transact business.

                 RESOURCES AND AUTHORITY OF THE AUDIT COMMITTEE

The audit committee shall have the funding, resources and authority to discharge its duties and responsibilities without seeking the approval of the board of directors or management of the Corporation, including (1) the authority, funding and resources to compensate the independent auditor engaged by the audit committee for the purpose of preparing or issuing the audit report and performing other audit, review and attest services for the Corporation, (2) the authority, funding and resources to select, retain, terminate and approve the fees and other terms of engagement of, special or independent counsel, accountants and other advisors as deemed appropriate by the audit committee, and
(3) the authority to pay all its ordinary administrative expenses incurred in carrying out its duties and responsibilities.

                                 QUALIFICATIONS

The audit committee shall be composed entirely of independent directors, determined by the board of directors under the United Bancorp Corporate Governance Guidelines. The members of the audit committee, as determined by the board of directors, shall also meet the independence and financial expertise requirements of The Nasdaq Stock Market for audit committee members. At least one member of the audit committee will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the member's financial sophistication.

                              INDEPENDENT AUDITORS

The independent auditor shall be engaged by and accountable to the audit committee. The independent auditor will report directly to the audit committee. The audit committee shall have the sole authority to engage, compensate, evaluate and terminate the independent auditor, to review with the independent auditor the nature and scope of any disclosed relationships or professional services including all audit engagement fees and terms, and to take appropriate action to ensure the continuing independence of the auditor. The audit committee shall pre-approve, or adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditor. The audit committee shall also set clear policies and standards relating to the Corporation's hiring of employees or former employees of the independent auditor to ensure continued independence throughout the engagement of the independent auditor.

The audit committee shall, on an annual basis, obtain from the independent auditor a written disclosure delineating all of its relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The audit committee shall engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and be responsible for taking appropriate action to oversee the independence of the independent auditor. Additionally, the audit committee will obtain and review a report of the independent auditor describing its internal quality-control procedures, material issues raised by the most recent internal quality-control review of the independent auditor or an inquiry or investigation by a governmental authority involving one or more audits carried out by the independent auditor in the preceding five years and any steps or procedures taken to deal with any such issues. After reviewing the independent auditor's report, the audit committee shall evaluate the auditor's qualifications, performance and independence. The audit committee shall consider the opinions of management and the internal auditor in making such evaluation.

As required by law, the audit committee shall confirm the regular rotation of the lead and concurring audit partner, and consider whether there should be a regular rotation of the auditor itself.

The independent auditor shall ascertain that the audit committee is made aware of and timely report to the audit committee all necessary accounting policies and practices to be used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management and the risks of using such alternative treatments, and inform the audit committee of other material written communications between the independent auditor and management.

The audit committee will have complete oversight of the work done by the independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, including resolution of any disagreement between management and the independent auditor regarding financial reporting.

                                 INTERNAL AUDIT

The internal auditor for the Corporation shall directly report to the chairman of the audit committee, as well as to the boards of directors of the Corporation's subsidiary banks, with administrative oversight provided by an appropriate executive officer of the Corporation. The audit committee will oversee the internal audit function and determine that the internal auditor is establishing, maintaining and executing appropriate audit programs, policies and procedures that govern the examination and audit of the ledgers, records, procedures and operations of the Corporation and its affiliates.

                              COMPLAINT PROCEDURES

The audit committee will establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by employees of the Corporation and its subsidiaries regarding questionable accounting or auditing matters.

                     FINANCIAL REPORTING OVERSIGHT PROCESSES

In discharging its responsibilities to oversee governmental and public reporting of financial information, the audit committee shall:

     - Discuss with the internal auditor and the independent auditor, with management present, the Corporation's significant exposures (whether financial, operating or otherwise), and the steps management has taken to monitor and control such exposures, including the Corporation's risk assessment and risk management policies.

     - Discuss with the independent auditor, with management present, the financial information to be included in the Corporation's Annual Report of Form 10-K (and the annual report to shareholders if distributed prior to the filing of the Form 10-K). The Chairman of the audit committee will discuss with the independent auditor the quarterly financial information to be included in the Corporation's Quarterly Reports on Form 10-Q, in each case including the disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, in the Chairman's judgment, involve other members of the audit committee in such discussions as the Chairman deems appropriate.

     - Discuss at least annually with the independent auditor, any problems or difficulties the auditor has encountered in connection with the annual audit or otherwise and review management's response.

     - At least annually, discuss with the internal auditor and the independent auditor any significant issues regarding accounting principles and financial statement presentations and the adequacy of the Corporation's internal controls.

     - Meet with the independent auditor, at lease annually, and review the independent auditor's performance, including the audit committee's evaluation of the independent auditor's lead partner.

                              UNITED BANCORP, INC.

                              PROXY ANNUAL MEETING

                                 APRIL 19, 2006

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoint Mr. John M. Hoopingarner, Mr. Terry A. McGhee and Mr. Richard L. Riesbeck as Proxies, each with the power to appoint his substitute, and hereby authorize each of them to represent and to vote, as designated on the reverse side, all the common shares of United Bancorp, Inc. held of record by the undersigned on March 10, 2006, at the Annual Meeting of Shareholders to be held on April 19, 2006, or any adjournment thereof.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

                       ANNUAL MEETING OF SHAREHOLDERS OF

                              UNITED BANCORP, INC.

                                 APRIL 19, 2006

                            PROXY VOTING INSTRUCTIONS

                                             COMPANY NUMBER ____________________

                                             ACCOUNT NUMBER ____________________

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

                                     - or -

TELEPHONE - Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

                                     - or -

INTERNET - Access "WWW.VOTEPROXY.COM" and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

    Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. To Elect as Directors the Nominees Set Forth Below:

                               NOMINEES:

[ ] FOR ALL NOMINEES           ( ) Michael J. Arciello
                               ( ) Terry A. McGhee
                               ( ) L.E. Richardson, Jr.

[ ] WITHHOLD AUTHORITY
    FOR ALL NOMINEES

[ ] FOR ALL EXCEPT
    (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
             "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: (X)

To change the address on your account, please check the box at right and    [ ]
indicated your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

2. Upon the direction of the Board of Directors, the proxy holders are authorized to vote upon such other business as may properly come before the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS.

YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY FORM WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.


Signature of Shareholder                Signature of Shareholder
                         ------------                            ---------------
Date:                                   Date:
      ------------------                      ------------------

   Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.